SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A

For Registration of Certain Classes of Securities Pursuant
to Section 12(b) or 12(g) of the Securities Exchange Act of 1934
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JAMES RIVER COAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Virginia	54-1602012
(State or other jurisdiction)	(I.R.S. Employer
of incorporation or organization)	Identification No.)

901 E. Byrd Street, Suite 1600 Richmond, Virginia (Address of principal executive offices)	23219 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [___]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [x]

Securities Act registration statement file number to which this form relates:	333-118190
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

Series A Participating Cumulative Preferred Stock Purchase Rights

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Common Stock, par value $0.01 per share, is set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-118190), filed with the Securities and Exchange Commission as of August 13, 2004, and as further amended, which description is incorporated herein by reference.

A description of the Rights to purchase the Registrant’s Preferred Stock, Series A, which will trade together with the Registrant’s Common Stock until the occurrence of certain events, is set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-118190), filed with the Securities and Exchange Commission as of August 13, 2004, and as further amended, which description is incorporated herein by reference.

Item 2.    Exhibits.

3.1*	Amended and Restated Articles of Incorporation of the Registrant, as Amended

3.2*	Amended and Restated Bylaws of the Registrant

4.1*	Specimen Common Stock Certificate of the Registrant

4.2*	Rights Agreement between the Registrant and SunTrust Bank as Rights Agent dated as of May 25, 2004

4.3	Form of Rights Certificate of the Registrant (filed herewith)
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* Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-118190), filed with the Commission as of August 13, 2004

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

January 24, 2005	JAMES RIVER COAL COMPANY
(Registrant)

By: /s/ Peter T. Socha
Peter T. Socha
President and Chief Executive Officer